AGORA HOLDINGS INC. SUBSIDIARY, ESILKROAD NETWORK LIMITED, ENTERS INTO
FORMAL TERM SHEET WITH TIANJIN EASTRAISE BUSINESS TECHNOLOGY CO., LTD SECURING ITS FIRST STRATEGIC PARTNER IN MAINLAND CHINA

TORONTO, ON, January 23, 2019 -- via NEWMEDIAWIRE - Agora Holdings Inc. (OTC PINK: AGHI) (the "Company") today announced that its controlled subsidiary, eSilkroad Network Limited ("ESR") of Hong Kong has entered into a binding Term Sheet with Tianjin Eastraise Business Technology Co., Ltd ("TEBT") and its controlling shareholder, Ms. Wu Honghua ("Honghua") in order to conclude an Investment Agreement and Strategic Partnership Agreement in the next thirty days, making TEBT the Company's first strategic operating partner in China.

Following meetings in Hong Kong during the week of January 14, 2019, members of the ESR board of directors and shareholders, including representatives from Agora Holdings Inc. were able to successfully conclude negotiations on the fundamental terms of a strategic partnership agreement and investment agreement.

TEBT is a Chinese corporation and the owner/operator of www.chinaexporter.com, a professional B2B E-business Marketplace, offering its members a wide variety of quality and affordable products, product information, trade leads, structured financing and contact with  prospective business partners across the global economic market. The intent of the partnership is to expand the reach of chinaexporter.com in global markets while concurrently offering the innovative eSilknet platform of services to chinaexporter.com's existing client base, while attracting new users as a result of the increased functionality.  eSilknet, the Company's web-based platform which is expected to launch to the marketplace in 5 cornerstone countries during 2019, will allow users to search for and communicate with business partners, search for and post proposals for investment and opportunity in developing projects globally, place advertisements for products and services, communicate securely on trade and project development and attract professional services for specific project-based needs.

The agreed framework relative to the partnership and investment agreements included in the Term Sheet include the following key provisions:

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Acquisition by Hongua of 2,245 shares of ESR for total consideration of $1.6 M US Dollars payable by way of $600,000 in capital contribution and $1M in cash, which shareholdings, after the closing of the agreements will make Honghua a 10% stakeholder in ESR;

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Agreement to expend US$1M during 2019 on marketing of the partnered ChinaExporter.com and eSilknet platforms in order to introduce the expanded services to the ChinaExporter.com userbase to secure an estimated 24,000 users during fiscal 2019;

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A fee sharing partnership which will provide for the allocation of registration fees between TEBT and ESR based on a series of pricing thresholds for services to be provided on the eSilknet platform.  Fees are annually recurring for use of the eSilknet platform.

-	TEBT and/or Honghua shall have a first right of refusal to acquire up to an additional 15% ownership in ESR on the same terms and conditions of any investment offer from investors in China.

ESR's President, Oleg Sytnyk, commented, "We could not be more pleased to have concluded this term sheet with the key terms of a strategic partnership with Chinaexporter.com and Ms. Hongua.  Meetings in Hong Kong this past week served to re-affirm the synergies between our two corporate entities and we look forward to working with Chinaexporter.com to expand both our business models in the years to come."

Controlling shareholder and key TEBT executive Ms. Wu Honghua added, "Chinaexporter.com has always looked to expand its key services beyond the Chinese marketplace. This sharing of resources and ideals, including the introduction of the innovative eSilknet platform to our existing customer-base as eSilknet's first strategic partner in China should allow both Chinaexporter.com and eSilknet to expand our reach in the Chinese and global marketplaces more efficiently with profitability for both entities."

About Agora Holdings Inc.
Agora Holdings Inc., together with its subsidiary Geegle Media and affiliates, is presently an entertainment and media enterprise. Agora Holdings Inc. brings together media and technology, driving innovation to enhance online entertainment in five business segments: media networks, TV, studio entertainment, consumer products and interactive media. Agora is seeking to expand its portfolio to include dynamic and interactive web-based networking platforms for global implementation.

About Esilkroad Network Limited and subsidiaries
Esilkroad Network Limited and its subsidiary, eSilkroad of Ukraine, is a conceptual B2B platform that intends to make the interaction between businesses and non-profit organizations throughout the world faster, more effective, and less costly. eSilknet, the web-based platform under development by eSilkroad Network Limited will allow users to search for and communicate with business partners, search for and post proposals for investment and opportunity in developing projects globally, place advertisements for products and services, communicate securely on trade and project development and attract professional services for specific project-based needs. The concept of eSilknet is in line with the original concept of the "Silkroad", facilitating trade and commerce between countries, only on a global scale. Subsequent to the successful launch of our banner platform, "eSilknet" the Company plans to launch "eSilkart", an international online marketplace for the purchase, license, rental and trade of intellectual property, art and cultural objects for all member countries. Our final project expansion will be the launch of complementary platform, "eSilktrade", a commercial platform allowing all users registered on eSilknet and eSilkart to enter the international marketplace within the "eSilkroad".  The proposed add-on site will facilitate auctions and competitive bid tenders, contracts between clients, and e-payments for goods and services, including customs formalities and freight/transport logistics. http://www.esilknet.com

Disclaimer -- Forward-Looking Statements
This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause future results to differ materially from the forward-looking statements. You should consider these factors in evaluating the statements herein, and not rely on such statements. Forward-looking statements in this release are made as of the date hereof and Agora Holdings Inc. undertakes no obligation to update such statements.

Agora Holdings Inc.
info@agoraholdingsinc.com
Tel: 1.844.625.8896